Exhibit 99.1

For Immediate Release

Friday, May 30, 2008

Community Bankers Acquisition Corp.

Gary A. Simanson, President

Great Falls, Virginia

(703) 759-0751

Community Bankers Acquisition Corp. Announces Approval of Mergers with TransCommunity Financial Corporation and BOE Financial Services of Virginia, Inc.

Great Falls, Virginia.  Community Bankers Acquisition Corp. (the “Company” or “CBAC”) (Amex: BTC) announced today that, at its annual meeting of stockholders, its stockholders approved CBAC’s merger with TransCommunity Financial Corporation (“TFC”) (OTCBB: TCYF). The Company also announced that at its special meeting of stockholders, its stockholders approved CBAC’s merger with BOE Financial Services of Virginia, Inc. (“BOE”) (Nasdaq: BSXT). Holders of approximately 75% of CBAC’s outstanding common stock voted in favor of the TFC merger and holders of approximately 63% of CBAC’s outstanding common stock voted in favor of the BOE merger.

In addition to approving the TFC merger at the annual meeting of CBAC stockholders, CBAC stockholders also approved the following related proposals: (i) adoption of an amendment to the CBAC certificate of incorporation, effective upon consummation of the TFC merger, to reset the classes of CBAC directors; (ii) adoption of an amendment to the CBAC certificate of incorporation, effective upon consummation of the TFC merger, to change CBAC’s name to Community Bankers Trust Corporation; (iii) to elect two directors, namely, Keith Walz and Chris A. Bagley and (iv) to ratify the appointment of Miller, Ellin & Company LLP as CBAC’s independent public accountants for the fiscal year ending December 31, 2007.

At the special meeting of CBAC stockholders, in addition to approving the BOE merger, CBAC stockholders also approved the adoption of an amendment to the CBAC certificate of incorporation, effective upon the consummation of the BOE merger, to reset the classes of CBAC directors.

A total of approximately 1,402,500 shares issued in CBAC’s initial public offering were cast at the annual meeting of stockholders in opposition to the TFC merger and elected to be converted into a pro rata portion of the proceeds from CBAC’s initial public offering held in trust, representing less than 20% of the shares issued in the CBAC initial public offering.

The TFC and BOE mergers are expected to become effective as of May 31, 2008 at 11:58 p.m. and 11:59 p.m., respectively.

Caution Regarding Forward-Looking Statements

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the mergers, including future financial and operating results, cost savings and enhanced revenues that may be realized from the mergers as well as other statements of expectations regarding the mergers and any other statements regarding future results or expectations. CBAC intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. CBAC’s ability to predict results, or the actual effect of future plans or strategies, are inherently uncertain. Factors which could have a material effect on the operations and future prospects of each of CBAC, TFC and BOE and the surviving corporation, include but are not limited to: (1) the businesses of CBAC, TFC, and BOE may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the mergers may not be fully realized or realized within the expected time frame; (3) revenues following the mergers may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the mergers; (5) completion of the mergers on the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board may adversely impact income; (7) changes in the quality and composition of the loan and securities portfolios, demand for loan products, deposit flows, competition, demand for financial services in BOE’s and TFC’s market areas may adversely affect operations; (8) CBAC, TFC and BOE’s implementation of new technologies and their ability to develop and maintain secure and reliable electronic systems may impact their respective businesses; (9) changes in accounting principles, policies, and guidelines may impact reported earnings; and (10) other risk factors detailed from time to time in filings made by CBAC, BOE or TFC with the SEC may be associated with their respective businesses. CBAC undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

This release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

Source: Community Bankers Acquisition Corp.